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                                                                      EXHIBIT 11


                                POWER OF ATTORNEY

     KNOW EVERYONE BY THESE PRESENTS, which are intended to constitute a Power of Attorney, that I, Lionel I. Pincus, in my capacity as the Managing Partner of Warburg, Pincus & Co. and the Managing Member of E.M. Warburg, Pincus & Co., LLC, do hereby appoint Scott A. Arenare, Vice President and General Counsel of E.M. Warburg, Pincus & Co., LLC, as Attorney-in-Fact to act individually and separately in my name, place and stead in any way that I myself could do, if I were personally present, on behalf of and with respect to the following matters of business of Warburg, Pincus & Co. and E.M. Warburg, Pincus & Co., LLC:

     Execution of all documents, certificates, reports, statements, forms and schedules to be filed with or delivered to any domestic or foreign governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities by Warburg, Pincus & Co., E.M. Warburg, Pincus & Co., LLC or the private equity funds for which Warburg, Pincus & Co. is the general partner and E.M. Warburg, Pincus & Co., LLC is the manager, including without limitation, Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Warburg, Pincus Ventures International, L.P., Warburg, Pincus Ventures, L.P. and Warburg, Pincus Investors, L.P. This Power of Attorney shall apply to all materials required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations promulgated thereunder, including without limitation, (i) filings relating to the beneficial ownership of securities under Section 13(d) of the Securities Exchange Act of 1934 and any joint filing agreements relating thereto, (ii) filings relating to initial statements of beneficial ownership and changes of beneficial ownership under
Section 16 of the Securities Exchange Act of 1934, including Forms 3, 4 and 5, and (iii) amendments to any of the foregoing.

     This Power of Attorney shall be valid from the date hereof until revoked.

     IN WITNESS WHEREOF, I have hereunto signed my name on this 1st day of January, 2001.

                                        /s/ Lionel I. Pincus
                                        -----------------------------
                                        Lionel I. Pincus
                                        As Managing Partner of
                                          Warburg, Pincus & Co.
                                        As Managing Member of
                                          E.M. Warburg, Pincus & Co., LLC